Testing the Waters Materials Related to Series #03SERENA

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#03SERENA

'03 NETPRO SERENA WILLIAMS AUTO PATCH ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!



CURRENT VALUE: $85,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#03SERENA

'03 NETPRO SERENA WILLIAMS AUTO PATCH ROOKIE CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$10.00
Number of Shares	8,500
Initial Offering Market Cap.	$85,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Tennis
Professional League	WTA
Player	Serena Williams
Year	2003
Memorabilia Type	Trading Card
Manufacturer	NetPro
Print-run	/100
Rarity	1 of 2 (BGS 8)
Number in Set	#2A
Authentication	BGS
Grade	8

DESCRIPTION OF SERIES 2003 SERENA WILLIAMS AUTOGRAPHED PATCH ROOKIE CARD

Investment Overview

- Upon completion of the Series #03SERENA Offering, Series #03SERENA will purchase a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8 for Series #03SERENA (The "Series 2003 Serena Williams Autographed Patch Rookie Card" or the "Underlying Asset" with respect to Series #03SERENA, as applicable), the specifications of which are set forth below.
- Serena Williams is a professional tennis player who has won 23 Grand Slam singles titles, the most of any man or woman during the open era.
- NetPro Sports Cards was founded in 1991, becoming the first company to produce officially licensed tennis trading cards. In 2003, NetPro released a tennis set consisting of the first officially licensed cards of players such as Serena Williams, Venus Williams, Roger Federer, and Rafael Nadal.
- The Underlying Asset is a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8.

Asset Description

Overview & Authentication

- Serena Williams was born on September 26, 1981, in Saginaw, Michigan.
- Williams and her sister Venus learned tennis from their father, Richard, on public courts in Compton, California. Their childhood is set to be portrayed in "King Richard," a film starring Will Smith as the Williams' father.
- By age 10 in 1991, Williams was ranked first overall in the 10 and under division with a record of 46-3.
- Williams made her professional debut on October 28, 1995, at the age of 14, losing to Annie Miller in a qualifying match in Quebec City.
- In January 1998, Williams played in her first Grand Slam, losing to her sister, Venus, in the second round of the Australian Open.
- On September 12, 1999, Williams won the U.S. Open — her first Grand Slam title.
- On July 8, 2002, Williams was ranked No. 1 in the WTA for the first time in her career.
- In August 2012, Williams won the "Golden Slam," taking home the gold medal in the London Olympics, adding to her "career slam" of having won each of the four grand slam tournaments,
- On February 18, 2013, Williams became the oldest female player to be ranked No. 1 since computer rankings began in 1975 at age 31.
- In January 2017, Williams won her 23rd grand slam — the most of any male or female player in the history of the open era. It was later announced that Williams had broken the record while eight weeks pregnant.
- In March 2020, Williams was named one of Time Magazine's 100 Women of the Year.
- In October 2021, a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded PSA 5 set the record for the most expensive female sports card, selling for $44,280.
- The Underlying Asset has been issued a grade of BGS NM-MT 8 by Beckett Grading Services (BGS) with Certification No. 0013003377.

Notable Features

- The Underlying Asset is a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8.
- The Underlying Asset's BGS Condition Report consists of the following grades: Centering: 9, Corners: 8, Edges: 9.5, Surface: 8.
- The Underlying Asset is 1 of 2 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card examples graded BGS 8 with 1 graded higher.
- The Underlying Asset comes from a print-run of 100.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from BGS.

Details

Series 2003 Serena Williams Autographed Patch Rookie Card	
Sport	Tennis
Professional League	WTA
Player	Serena Williams
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	NetPro
Print-run	/100
Rarity	1 of 2 (BGS 8)
Number in Set	#2A
Authentication	Beckett Grading Services (BGS)
Grade	8
Grade (Centering)	9
Grade (Corners)	8
Grade (Edges)	9.5
Grade (Surface)	8
Grade (Autograph)	10
Certification No.	0013003377

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 Serena Williams Autographed Patch Rookie Card going forward.

#03SERENA | $85K

COMPARABLE ASSET VALUE



ASSET VALUE
+440%

TRANSACTIONS
7

“…if I were a man, I would have 100 per cent been considered the greatest ever a long time ago.”



SERENA WILLIAMS

December 2016

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#03SERENA

'03 NETPRO SERENA WILLIAMS AUTO PATCH ROOKIE CARD

Serena Williams' unparalleled career began when she turned pro at just 14 years old. So by the time Williams took home her first Grand Slam title at age 17 she was already an experienced vet. Over two decades later and Williams' 23 Grand Slams are the most of any man or woman in the open era. #03SERENA is a 2003 NetPro International Series Serena Williams Autographed Patch Rookie Card graded BGS 8. From a print-run of 100, #03SERENA is among the 3 highest graded examples in the BGS population.

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#03SERENA | *Visuals*

In October 2021, another NetPro #2A Serena Card graded PSA 5 set the record for the most expensive female sports card, selling for over $43K.

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#03SERENA | *Timeline*

Sep. 1981	Serena Williams is born in Saginaw, Michigan.
Sep. 1991	By age 10, Williams is ranked first overall in the 10-and-under division with a record of 46-3.
Oct. 1995	Williams makes her professional debut at age 14, losing to Annie Miller in a qualifying match in Quebec City.
Jan. 1998	In her first Grand Slam, Williams loses to her sister Venus in the second round of the Australian Open.
Sep. 1999	Williams wins the U.S. Open, her first Grand Slam title.